Exhibit 5.1


                              DORSEY & WHITNEY LLP
                             PILLSBURY CENTER SOUTH
                             220 SOUTH SIXTH STREET
                        MINNEAPOLIS, MINNESOTA 55402-1498
                                 (612) 340-2600
                               FAX (612) 340-2868


Eco Soil Systems, Inc.
10890 Thornmint Road, Suite 200
San Diego, CA 92127

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

                  We have acted as counsel to Eco Soil Systems, Inc., a Nebraska corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") relating to the sale by the Company from time to time of up to 960,000 shares of Common Stock, $.005 par value, of the Company (the "Shares"), of which 900,000 are issuable pursuant to the 1992 Stock Option Plan (the "Stock Option Plan") and 60,000 are issuable pursuant to the 1996 Directors' Stock Option Plan (the "Directors' Plan").

                  We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below.

                  In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

                  Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Stock Option Plan or the Directors' Plan, as applicable, will be validly issued, fully paid and nonassessable.

                  We are admitted to practice in the State of Minnesota, and we express no opinion as to the laws of any jurisdiction other than the State of Minnesota and the federal laws of the United States of America. Insofar as our opinions pertain to matters of Nebraska law, we have relied on the opinion of Fitzgerald, Schorr, Barmettler & Brennan, P.C. attached hereto, and we have made no independent examination of the laws of such jurisdiction. We are not able to express, and do not express, any opinion with respect to the Nebraska Business Corporation Act.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Dated:   May 16, 1997

                                               Very truly yours,


                                               /s/ Dorsey & Whitney LLP

KLC


         [Letterhead of Fitzgerald, Schorr, Barmettler & Brennan, P.C.]




                                  May 14, 1997


Dorsey & Whitney LLP
Pillsbury Center South
220 South Sixth Street
Minneapolis, Minnesota 55402

Board of Directors
Eco Soil Systems, Inc.
10890 Thornmint Road
Suite 200
San Diego, California 92127


                  Re:      Eco Soil Systems, Inc.:  Registration
                           Statement on Form S-8


Ladies and Gentlemen:

This firm has been engaged to act as special counsel to Eco Soil Systems, Inc. (the "Company") for the limited purpose of providing an opinion as to the status of the up to 960,000 shares of the common stock, $.005 par value of the Company (the "Shares") issuable pursuant to the 1992 Stock Option Plan (the "Stock Option Plan") and the 1996 Directors' Stock Option Plan (the "Directors' Plan"). This opinion is being given in connection with the proposed registration of the Shares on Form S-8 with the Securities and Exchange Commission (the "Registration Statement").

In rendering this opinion, we have examined the law and the following documents:

        A. A telefaxed copy of the Certificate of Existence issued by the Secretary of State of the State of Nebraska and dated April 22, 1997.

        B. A copy of the Amended and Restated Articles of Incorporation as certified by the Secretary of State of the State of Nebraska on February 14, 1997.

        C. A copy of the Articles of Correction filed with the Secretary of State of the State of Nebraska on April 30, 1997.

        D. A telefaxed copy of the Secretary's Certificate, executed by Jeffrey A. Johnson as Secretary of the Company and dated April 25, 1997 (the "Secretary's Certificate") with respect to the authorized and outstanding shares of the common stock of the Company.

        E. A copy of the Bylaws of the Company containing a certificate that such are Amended and Restated Bylaws adopted by the Company by the Board of Directors at a meeting held on January 16, 1997 with the Secretary's name typed into the Certificate, as attached as Exhibit II to the Secretary's Certificate and as
                Exhibit 3.2 to Amendment 4 to the Registration Statement filed with the Securities and Exchange Commission on January 16, 1997 (Filing No. 333-15883).

        F. A telefaxed copy of the Minutes of the meeting of the Board of Directors of the Company held December 7, 1996, as certified by Jeffrey A. Johnson, Secretary of the Company on May 6, 1997.

        G. A telefaxed copy of the Minutes of a Shareholders' Meeting held December 6, 1996 as signed by L. Jean Dunn, Chief Financial Officer.

We have not been engaged nor have undertaken to review the accuracy, completeness or sufficiency of the Registration Statement, nor with respect to any other matter not specifically stated in this opinion, and we express no opinion relating thereto.

As to questions of fact material to our opinion, we have relied upon the foregoing documents, including the representations of officials of the Company contained in the above specified documents. We have not undertaken to verify any of the foregoing by independent investigation and have assumed the authenticity of the original documents and the conformity of the copies submitted to us to the authentic original documents. Moreover, we have assumed the legal capacity for all purposes relevant hereto of all natural persons and that such persons had the requisite power and authority to execute and deliver such documents and that the signatures thereon are genuine.

Based upon the foregoing, we are of the opinion that under the Business Corporation Act in effect on the date hereof in Nebraska the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Stock Option Plan and Directors' Plan, respectively, as applicable, will be validly issued and will be fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Nebraska and we express no opinion as to matters governed by any laws other than those of the State of Nebraska nor to any matter not expressly addressed herein. Our opinion is further subject to the following qualifications and exceptions:

        a) The effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application governing creditor's rights; and

        b) General principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally.

We hereby consent to the filing of this opinion as an exhibit to the opinion of Dorsey & Whitney LLP as an exhibit to the Registration Statement.

                                  Yours very truly,

                                  /s/ Gregory B. Minter


                                  GREGORY B. MINTER
                                  For the Firm


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